UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 5, 2010

China New Energy Group Company

  (Exact name of Registrant as specified in its charter)

Delaware	001-32691	65-0972647
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 20/F, Center Plaza, No.188 Jie Fang Road
He Ping District, Tianjin, 300042
People's Republic of China

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (011)-86-22-5829 9778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act(17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01         Entry Into a Material Definitive Agreement.

Dongxiang Project

On January 5, 2010, Willsky Development, Ltd., a British Virgin Islands company and our wholly-owned subsidiary (“Willsky” or the “Transferee”), entered into an Equity Interest Purchase Agreement (the “Agreement”), to acquire all of the outstanding equity interest of Stockholder Flying Dragon Gas Inc. a PRC company (“Stockholder Zhongran”), from Flying Dragon Resource Development Limited and Flying Dragon Investment Management Limited (the “Transferors”).

The effectiveness of the Agreement was subject to the approval of our Board of Directors which approval was granted on December 2, 2009.

Under the Agreement, Willsky has agreed to purchase 100% of the outstanding equity interest of Fuzhou Zhongran for a total purchase price of 26,000,000 RMB (approximately $3.8 million US Dollars) which purchase price is based on an appraised value of Fuzhou Zhongran as of September 30, 2009.  The purchase price will be adjusted to reflect the appraised value of the assets as of the closing date.  The closing of the transaction is subject to board approval.

The following conditions are required to be satisfied prior to the closing of the transaction:

1)
All necessary permits, consents, licenses, approvals or authorizations, relating  to the legality, validity or enforceability of the sale of the transferred equity shall have been issued by the relevant government authorities, departments or other organizations;

2)	All necessary processes, formalities and procedures relating to the transfer of the transferred equity shall have been completed or performed; and

3)	The transfer of the equity shall not result in the loss by the Fuzhou Zhongran of the right to operate the urban gas pipeline.

The purchase price is payable in three installments. The first installment of 27% of the total purchase price is payable within 5 business days of the satisfaction of the following conditions:

1)	receipt of a written certificate from local AIC approving the delay in the contribution of registered capital of Fuzhou Zhongran; and

2)
the proposed equity transfer shall have been approved by the board of directors and shareholders of Fuzhou Zhongran all other necessary procedure required by law or its charter documents shall have been obtained.

The above conditions were required to have been satisfied before January 20, 2010 and have now been satisfied.

The process of completing the equity transfer will not begin until three business days after the delivery of the first installment.  If payment of the first installment is not made the agreement will be terminated.

Following receipt of the first payment Transferors must complete the following conditions otherwise the obligation to pay the second installment will terminate:

1)	complete the necessary registration procedures relating to the equity transfer before January 31, 2010;
2)	obtain the new business license and change the business scope of Fuzhou Zhongran to include the investment, operation, management and services of an urban gas pipeline;
3)	assist Fuzhou Zhongran to complete the examination of the completed project;

4)
release public statements in the proper local media (after consulting with and obtaining  prior approval Fuzhou Zhongran) to announce that neither the Transferors or  Fuzhou Zhongran is subject to any pending litigation or arbitration or event or circumstance that might result in the  freezing or seizure of possession of their assets and that none of such events are threatened;

5)	Fuzhou Zhongran shall not be subject to any outstanding guarantee or mortgages provided for the benefit of any third party;
6)
prior to the completion of the transfer, all rights (including the accounts receivable), liabilities (contingent or otherwise) and obligations (including accounts payable) with respect to contracts entered into prior to the transfer of  the equity of Fuzhou Zhongran shall be transferred to and assumed by the Transferors and Transferee shall be indemnified against any losses.  Transferor shall provide the lists of creditors' rights and obligations to the Transferee;

7)	Transferors and the Fuzhou Zhongran are required to assist the Transferee to complete the transfer of the assets;
8)
Transferor shall deliver to the Transferee all company stamps, certificates, licenses, government permits and documents and materials of engineering, finance, human resources and business contracts relating to the operation of the business of Fuzhou Zhongran; and

9)	The transfer of the equity shall be complete; including delivery of shareholder certificates.

The second installment consists of 53% of the total purchase price and is payable on April 30, 2010, subject to prior completion of the following additional conditions:

1)	All procedures required for the first installment shall have been completed without any interruption to the business and operations of Fuzhou Zhongran;
2)
Transferor shall have assisted Fuzhou Zhongran to complete the comprehensive examination of  the vaporizing station and completed pipeline (including examination and filing procedures of Construction Bureau, Quality Supervision Bureau, Environmental Protection Bureau and Security Supervision Bureau) and obtain the examination report from the relevant authorities;

3)	Transferors shall have transferred all collected and connection fees and receivables to the transferred without any conditions

The above conditions are required to be satisfied or completed before April 30, 2010, otherwise the Transferee is entitled to terminate this Agreement and the Transferor shall pay the Transferee 300,000 RMB as a penalty and indemnify the Transferor for any losses.

The third and final installment is 20% of the purchase price.  In order to ensure the smooth transition of the business and operations of Fuzhou Zhongran the Transferee will keep the third installment as a deposit, which will be paid to the Transferor on August 31, 2010 on condition that all of the pre-transfer liabilities were assumed by the Transferor and the target company shall be free of all pre transfer liabilities.

The Transferors agreed to assist Transferee to obtain all inspections and examination reports required for the completed construction of Fuzhou Zhogran, including completion and approval and filing procedures of relevant government authorities as the request of the Transferee before April 30, 2010.  If the Transferor breaches this obligation, Transferee is entitled to reduce the purchase price payable by 300,000 RMB or to request 300,000 RMB as compensation for breach of this agreement by the Transferor.

Transferor has agreed that before the completion of the equity transfer in order to maintain the continuity of the personnel of Fuzhou Zhogran, hiring new staff, salary adjustments or other changes shall not occur subject to certain permitted exceptions. Transferor has also agreed that new construction advances shall not be made subject to certain permitted exceptions. Transferee is entitled to deduct from the purchase price any losses for any breach these obligations.

The Agreement also contains representations and warranties by the Transferor customary for transactions of this nature the breach of which give the Transferee the right to deduct 500,000 RMB from the purchase price.  Further, the Transferee is entitled to be fully indemnified in the event of fraud or a material omission by Transferor. A breach of representation or warranty by either party gives the non breaching party the right to terminate the contract and sue for compensation.

Fuzhou Zhongran is primarily engaged in the business of the supply of natural gas and construction and development of a gas pipeline network in urban areas.  It was incorporated in November 2006 under PRC law.

On November 11, 2007 , the company obtained an exclusive operating license from the local government for the construction and development of a gas pipeline network and gas supply in the county for 30 years.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2010

CHINA NEW ENERGY GROUP COMPANY
(Registrant)

By:	/s/ Yangkan Chong
Yangkan Chong
Chief Executive Officer